KEY VISTA ASSOCIATES, INC.

FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2009 AND 2008

GARCIA & ORTIZ, P.A.
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

Principals
J. Edward Del Rio, CPA
Luis Garcia, CPA, MBA
Clayton C. Kreis, CPA/PFS
C. Burt Linthicum, CPA
Louis P. Ortiz, CPA/ABV,CBA,CFP®
Suzanne M. Reiber, CPA/ABV, CVA
Steve H. Tondreault, CPA/ABV, CBA
James P. Waters, CPA

Dean A. Bruns, CPA, CFP®
Leila J. Chryssikos, Esq.
Erin D. Connors, CPA, CVA
Julie H. DelVecchio
Robyn S. Hitchens, CPA
Robert F. Huber, CPA
Rose G. Kreis, CPA
Susan W. Long,* Ph.D.
Alexander P. McCaffrey, CPA
William J. Metz, CPA
Deborah L. Simmons, CPA
Marianne O. Touger, CPA
David P. Wenzel, CPA

Frank J. Valdes, CPA, CFE
(1935 - 2003)

**Consultant to the Firm*

888 Executive Center Dr. W.,
Suite 101
St. Petersburg, FL 33702

St. Petersburg: (727) 576-1245
Tampa: (813) 228-9709
Fax: (727) 578-4072

Mailing Address:
P. O. Box 20929
St. Petersburg, FL 33742

Visit our Website:
www.garciaortiz.com

INDEPENDENT AUDITORS' REPORT

To the Stockholder
Key Vista Associates, Inc.
Boca Raton, Florida

We have audited the accompanying balance sheets of Key Vista Associates, Inc. as of December 31, 2009 and 2008, and the related statements of income, stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Key Vista Associates, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Garcia & Ortiz P.A.

St. Petersburg, Florida
January 14, 2010

KEY VISTA ASSOCIATES, INC.
BALANCE SHEETS
DECEMBER 31, 2009 AND 2008

	2009	2008
ASSETS		
Current assets:		
Cash	$ 21,119	$ 33,435
Accounts receivable	11,782	10,728
Prepaid commissions	4,900	-
Workers' compensation deposits	5,094	4,025
Total assets	$ 42,895	$ 48,188
LIABILITIES AND STOCKHOLDER'S EQUITY		
Current liabilities:		
Accounts payable	$ 1,581	$ 4,666
Workers' compensation premiums payable	22,046	21,907
Payroll taxes payable	17,861	19,537
Unearned revenue	-	1,554
Total liabilities	41,488	47,664
Stockholder's equity:		
Common stock; no par value; 1,000 shares authorized, issued and outstanding	48,452	48,452
Accumulated deficit	(47,045)	(47,928)
Total stockholder's equity	1,407	524
Total liabilities and stockholder's equity	$ 42,895	$ 48,188

See Notes to Financial Statements.

KEY VISTA ASSOCIATES, INC.
STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
Staff leasing revenues (gross billings of $7,070,658 and $3,958,286, less worksite employee payroll cost of $6,325,246 and $3,413,175)	$745,412	$ 545,111
Cost of revenues	579,184	449,550
Gross profit	166,228	95,561
Operating expenses	140,345	81,585
Net income	$ 25,883	$ 13,976

See Notes to Financial Statements.

KEY VISTA ASSOCIATES, INC.
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
Cash flows from operating activities:		
Net income	$ 25,883	$ 13,976
Adjustments to reconcile net income to net cash provided by operating activities:		
Increase in operating assets:		
Accounts receivable	(1,054)	(10,728)
Prepaid commissions	(4,900)	-
Workers' compensation deposits	(1,069)	(2,829)
Increase (decrease) in operating liabilities:		
Accounts payable	(3,085)	3,370
Workers' compensation premiums payable	139	19,030
Payroll taxes payable	(1,676)	2,907
Unearned revenue	(1,554)	1,554
Total adjustments	13,199	13,304
Net cash provided by operating activities	12,684	27,280
Cash flows from financing activities:		
Distributions to stockholder	(25,000)	(23,452)
Net cash flows used by financing activities	(25,000)	(23,452)
Increase (decrease) in cash	(12,316)	3,828
Cash, beginning of year	33,435	29,607
Cash, end of year	$ 21,119	$ 33,435

See Notes to Financial Statements.